Exhibit 99.1

Investor Relations Contact: Steve Belgrad, 303-394-7706 Media Contacts:	October 29, 2003
Jane Ingalls, 303-394-7311 Blair Johnson, 720-210-1439 Shelley Peterson, 303-316-5625

JANUS CAPITAL GROUP ANNOUNCES THIRD QUARTER 2003 RESULTS

Company Reports Higher Revenue, Introduces Two Value Funds and

Takes Important Steps to Divest Non-Strategic Assets

DENVER - Janus Capital Group Inc. (NYSE: JNS) today reported third quarter net income of $50.9 million, or $0.22 per diluted share, on revenues of $256.6 million. The quarterly net income includes a preliminary charge of $9.0 million to account for costs related to the investigation into mutual fund trading.

In the second quarter of 2003, net income totaled $47.5 million, or $0.21 per diluted share, on revenues of $245.5 million. In the third quarter of 2002, the firm reported a net loss of $131.2 million, or $0.59 per diluted share, from revenues of $252.7 million. The loss in the third quarter of 2002 was caused in part by a non-cash deferred income tax charge of $107.8 million and a corporate restructuring charge of $59.4 million.

“In spite of the circumstances surrounding the investigation, I’m encouraged by our financial results and the progress we’ve made in streamlining our business and offering investors more choices,” said Janus CEO Mark Whiston.

He noted that within two days of the New York Attorney General’s announcement, Janus promised to return all management fees the company received from discretionary frequent-trading arrangements and committed to make further amends to fund shareholders adversely affected by such trading.

“The bottom line is we’re committed to living up to the high ethical standards shareholders expect of us,” Whiston said.

In early September, the New York Attorney General’s office filed a complaint against Canary Capital Partners, LLC, alleging that Janus and other firms permitted discretionary frequent-trading arrangements. Since then, Janus has been conducting an internal review, which, to date, has found that while several frequent-trading arrangements existed at Janus, they were of limited size and duration.

Based on its latest available information, Janus recorded a $9.0 million charge in the third quarter to account for investigation-related costs the company can reasonably estimate. The charge is comprised of $1.0 million in estimated management fees Janus earned from the discretionary frequent-trading arrangements and $5.0 million in waived redemption fees. Legal defense and other related costs, which are recorded when incurred, totaled $3.0 million. Janus has not recorded a liability for the following items because an estimate of these potential contingencies cannot be determined yet: additional costs of making amends to investors; judgments or settlements in the civil actions; or payments that may be ordered by various regulators. As these potential contingencies become known in future quarters, Janus’ liability will likely increase. It is possible that additional material information related to one or more of these contingencies may become available prior to the filing of the company’s Form 10-Q for the third quarter 2003 on or before November 14, 2003. Should this occur, Janus will adjust the amount of this charge and its financial statements will change.

Other Third Quarter 2003 Developments

During the third quarter, Janus took three positive steps towards its goal of creating a more competitive business model. Agreements were signed to divest two non-strategic assets — 32.3 million shares of DST Systems, Inc. (approximately 81% of Janus’ total investment in DST) and Janus’ ownership of Nelson Money Managers plc. Additionally, Janus received approval to rebrand and distribute two value funds managed by Vontobel Asset Management, Inc.

DST Systems, Inc.

On August 25, 2003, Janus signed a definitive agreement with DST under which Janus will transfer to DST 32.3 million shares of DST common stock in exchange for 100% of a wholly owned DST subsidiary. Subject to a pricing collar, the subsidiary will have an approximate total value of between $969 million and $1.114 billion, including cash contributed by DST of between $854 million to $999 million. The subsidiary will hold a commercial printing and graphics design business. Janus and DST have structured the transaction to qualify as a tax-free exchange under Section 355 of the Internal Revenue Code. The transaction is expected to close in the fourth quarter of 2003.

Nelson Money Managers plc

During the third quarter, Janus agreed to the terms of a sale of Nelson Money Managers plc (“Nelson”), which closed on October 23, 2003. The disposition of Nelson resulted in a $3.9 million loss on disposal and will reduce assets under management and total headcount by approximately $1.5 billion and 170 employees, respectively. The Nelson disposal has been accounted for as a discontinued operation. Accordingly, Janus’ previously reported consolidated financial statements for 2003 and 2002 have been restated to present Nelson separately from continuing operations.

Vontobel Asset Management, Inc.

In September, Vontobel shareholders approved Janus as the named advisor for two funds — Janus US Value Fund, formerly Vontobel US Value Fund, and Janus International Equity Fund, formerly Vontobel International Equity Fund. The agreement does not affect the ownership structure of Vontobel Asset Management, Inc., which is a wholly owned subsidiary of Vontobel Holding A.G. As the advisor, Janus will market and exclusively distribute the renamed funds. Vontobel Asset Management will be the subadvisor to the funds and will continue its day-to-day portfolio management responsibilities.

Financial Results — Third Quarter 2003 vs. Third Quarter 2002

For the third quarter 2003, average assets under management were $150.7 billion, compared with $149.1 billion for the comparable quarter in 2002, a 1.1% increase. The increase in average assets under management resulted in a 1.5% revenue increase, from $252.7 million to $256.6 million. Operating expenses in the third quarter of 2003 decreased 33.8% to $176.3 million from $266.3 million due to the following factors:

•	Corporate restructuring - In the third quarter 2002, Janus announced a plan to reorganize its operations with the goal of eliminating redundant management teams, investment capabilities and infrastructure. As a result of this plan, Janus recorded a charge of $59.4 million, which also included certain investment impairments. In the third quarter of 2003, the final estimate of the costs necessary to shut down the Berger and Stilwell offices and receive shareholder approval to merge the Berger Growth Funds with the comparable Janus funds was recorded, resulting in an additional charge of $2.6 million.

•	Employee compensation and benefits declined $7.5 million, or 11.7%, due to a decrease in base salaries and incentive-based compensation, primarily from headcount reductions related to the corporate restructuring. Overall headcount fell from 1,530 employees at September 30, 2002 to approximately 1,200 employees at September 30, 2003.

•	Restricted stock compensation decreased $27.3 million, or 59.5%, due to the third quarter 2002 change in vesting for restricted stock awards held by employees at Janus Capital Management LLC to a five-year pro rata schedule. The change in the vesting resulted in the recognition of $26.0 million in additional restricted stock compensation, which under the original vesting schedule would have been recognized in future periods.

•	Marketing and distribution expenses fell 16.1% or $7.9 million, as a result of a decline in assets under management distributed through the third-party or adviser-assisted segment, combined with a decline in discretionary advertising.

The decreases outlined above were partially offset by the $9.0 million third-quarter 2003 charge relating to the ongoing mutual fund trading investigation.

Contributing to the net loss in the third quarter of 2002 was a $107.8 million deferred income tax charge associated with Janus’ investment in DST. As a part of the corporate restructuring, Janus began to investigate alternative transactions related to the disposition of its DST investment, including transactions that would be taxable at the full federal and applicable state income tax rates. Accordingly, a non-cash charge of $107.8 million was recorded to accrue additional deferred income taxes, resulting in taxes being provided on Janus’ share of DST earnings since 1995 at full statutory rates. Previous to this change, Janus had provided deferred income taxes on the unremitted earnings of DST net of the 80% dividends received deduction.

Financial Results — Nine months ended September 30, 2003 vs. 2002

Average assets under management for the first nine months of 2003 totaled $143.9 billion compared with $171.2 billion for the same period in 2002, a 16.0% decrease. As a result, revenue declined 16.7% — from $880.1 million to $733.3 million. Operating expenses in the first nine months of 2003 decreased $135.6 million from the same period in 2002. This change was primarily due to the corporate restructuring charge recorded in 2002, lower employee compensation and benefits (from headcount reductions), and reduced marketing and distribution expenses (from the decrease in average assets and less firmwide advertising). Net income for the nine months ended September 30, 2002 was also adversely affected by the DST deferred tax charge.

Third Quarter 2003 Earnings Call

Janus Capital Group will present its third quarter 2003 financial results during a conference call on October 29, 2003 at 11 a.m. Eastern Standard Time. The call-in number will be 877-301-7574. (Anyone outside the U.S. or Canada should call 706-643-3623.) The slides used during the presentation will be available today on the company’s investor relations site at www.janus.com. For those unable to join the conference call at the scheduled time, a replay will be available on janus.com.

About Janus Capital Group Inc.

Based in Denver, Colorado, Janus Capital Group Inc. is a leading asset manager offering individual investors and institutional clients complementary asset management disciplines through the firm’s global distribution network. Janus Capital Group consists of Janus Capital Management LLC, Enhanced Investment Technologies, LLC (INTECH) and Bay Isle Financial LLC. In addition, Janus Capital Group owns 30% of Perkins, Wolf, McDonnell and Company, LLC. Prior to the anticipated close of the DST transaction, Janus Capital Group owns approximately 34% of DST Systems, Inc. (NYSE: DST).

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This press release includes statements concerning potential future events involving Janus Capital Group Inc. that could differ materially from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Janus’ Annual Report on Form 10-K for the year ended December 31, 2002, on file with the Securities and Exchange Commission (Commission file no. 001-15253). Janus will not update any forward-looking statement made in this press release to reflect future events or developments.

Call 1-800-525-3713 or visit janus.com for a prospectus containing more information, including charges, risks and expenses. Read the prospectus carefully before you invest or send money.

Past performance is no guarantee of future results.

Janus funds are distributed by Janus Distributors LLC. (10/03)

JANUS CAPITAL GROUP INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(dollars in millions, except per share data)

	Three Months Ended			Nine Months Ended

	September 30,	June 30,	September 30,	September 30,	September 30,
	2003	2003	2002	2003	2002

Revenues:
Investment management fees	$203.0	$194.0	$206.8	$578.1	$722.7
Shareowner servicing fees and other	53.6	51.5	45.9	155.2	157.4

Total	256.6	245.5	252.7	733.3	880.1

Operating expenses:
Employee compensation and benefits	56.7	59.7	64.2	174.3	195.9
Restricted stock compensation	18.6	20.5	45.9	60.6	74.7
Marketing and distribution	41.1	42.6	49.0	124.6	171.8
Depreciation and amortization	16.5	16.8	18.3	51.3	53.1
General, administrative and occupancy	31.8	29.0	29.5	90.2	93.3
Severance, facility closing, and other costs	2.6	—	59.4	2.6	59.4
Provision for mutual fund investigation	9.0	—	—	9.0	—

Total	176.3	168.6	266.3	512.6	648.2

Operating income (loss)	80.3	76.9	(13.6)	220.7	231.9
Equity in earnings of unconsolidated affiliates	19.5	18.7	17.0	55.3	54.1
Interest expense	(14.8)	(14.6)	(14.2)	(45.5)	(40.9)
Other, net	3.1	1.2	1.7	7.3	7.1

Income (loss) before taxes and minority interest	88.1	82.2	(9.1)	237.8	252.2
Income tax provision	32.1	30.9	111.5	90.5	201.4
Minority interest in consolidated earnings	1.1	0.8	0.3	2.7	1.4

Income (loss) from continuing operations	54.9	50.5	(120.9)	144.6	49.4

Discontinued operations
Loss from operations of Nelson	(0.1)	(3.0)	(10.3)	(3.7)	(9.7)
Loss on disposal of Nelson (net of tax benefit of $18.9)	(3.9)	—	—	(3.9)	—

Loss from discontinued operations	(4.0)	(3.0)	(10.3)	(7.6)	(9.7)

Net income (loss)	$50.9	$47.5	$(131.2)	$137.0	$39.7

Basic earnings per share
Weighted average common shares outstanding (in millions)	229.2	228.9	222.4	227.3	222.4
Income (loss) from continuing operations	$0.24	$0.22	$(0.54)	$0.63	$0.22
Income (loss) from discontinuing operations	(0.02)	(0.01)	(0.05)	(0.03)	(0.04)

Net income	$0.22	$0.21	$(0.59)	$0.60	$0.18

Diluted earnings per share
Weighted average diluted common shares outstanding (in millions)	231.7	230.7	223.8	229.2	224.3
Income (loss) from continuing operations	$0.24	$0.22	$(0.54)	$0.63	$0.21
Income (loss) from discontinuing operations	(0.02)	(0.01)	(0.05)	(0.03)	(0.04)

Net income	$0.22	$0.21	$(0.59)	$0.60	$0.17

UNAUDITED CONDENSED CONSOLIDATED CASH FLOW INFORMATION
(dollars in millions)

	Three Months Ended			Nine Months Ended

	September 30,	June 30,	September 30,	September 30,	September 30,
	2003	2003	2002	2003	2002

Cash provided by (used in)
Operating activities	$109.8	$19.0	$71.6	$168.2	$217.4
Investing activities	(30.1)	(94.0)	(2.8)	(170.8)	(97.7)
Financing activities	(10.5)	(6.2)	(47.5)	(26.8)	(267.2)

Net change during period	$69.2	$(81.2)	$21.3	$(29.4)	$(147.5)

JANUS CAPITAL GROUP INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in millions)

	September 30,	December 31,
	2003	2002

Assets
Cash and cash equivalents	$123.1	$152.5
Other current assets	278.7	217.8
Investments and other assets	602.1	517.5
Property and equipment, net	51.3	65.7
Intangibles and goodwill, net	2,474.8	2,368.2

Total Assets	$3,530.0	$3,321.7

Liabilities and Stockholders’ Equity
Debt	$853.4	$856.0
Other liabilities	172.8	228.6
Deferred income taxes	737.3	729.1
Stockholders’ equity	1,766.5	1,508.0

Total Liabilities and Stockholders’ Equity	$3,530.0	$3,321.7

AVERAGE MANAGED ASSETS BY DISTRIBUTION SEGMENT
(dollars in billions)

	Three Months Ended

	September 30,	June 30,	September 30,
	2003	2003	2002

TPA/Adviser-assisted	$76.6	$74.2	$83.5
Direct no-load	37.3	35.6	39.7
Offshore/International	7.4	7.5	5.0
Private/Subadvised	29.4	27.2	20.9

Total average assets*	$150.7	$144.5	$149.1

ASSETS UNDER MANAGEMENT BY MANAGER
(dollars in billions)

	September 30,	June 30,	September 30,
	2003	2003	2002

Janus Capital Management LLC*	$128.2	$132.7	$128.3
Bay Isle Financial LLC	1.2	1.1	1.1
Enhanced Investment Technologies, LLC	11.1	10.5	5.8
Perkins, Wolf, McDonnell and Company, LLC	6.0	5.5	4.6

Total assets	$146.5	$149.8	$139.8

*Includes Nelson assets under management.

JANUS CAPITAL GROUP INC.
ASSET FLOWS BY INVESTMENT DISCIPLINE
(dollars in billions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

Growth Equity
Beginning of period assets*	$84.7	$107.2	$81.5	$140.3
Sales	5.2	7.5	17.6	26.0
Redemptions	(9.4)	(13.4)	(26.8)	(41.2)

Net sales (redemptions)	(4.2)	(5.9)	(9.2)	(15.2)
Market appreciation (depreciation)	3.1	(15.6)	11.3	(39.4)

End of period assets	$83.6	$85.7	$83.6	$85.7

Mathematical / Quantitative
Beginning of period assets	$10.5	$5.9	$7.3	$—
Acquisitions	—	—	—	6.0
Sales	1.0	0.8	3.3	1.4
Redemptions	(0.5)	—	(0.6)	(0.2)

Net sales (redemptions)	0.5	0.8	2.7	1.2
Market appreciation (depreciation)	0.1	(0.9)	1.1	(1.4)

End of period assets	$11.1	$5.8	$11.1	$5.8

Fixed Income
Beginning of period assets*	$8.9	$4.9	$6.8	$4.4
Sales	0.9	1.4	4.3	2.9
Redemptions	(1.9)	(0.7)	(3.7)	(1.9)

Net sales (redemptions)	(1.0)	0.7	0.6	1.0
Market appreciation (depreciation)	0.1	0.4	0.6	0.6

End of period assets	$8.0	$6.0	$8.0	$6.0

Core / Blend
Beginning of period assets*	$20.6	$21.2	$18.9	$22.4
Sales	1.1	1.0	3.5	4.6
Redemptions	(1.7)	(1.9)	(4.0)	(5.1)

Net sales (redemptions)	(0.6)	(0.9)	(0.5)	(0.5)
Market appreciation (depreciation)	0.5	(1.9)	2.1	(3.5)

End of period assets	$20.5	$18.4	$20.5	$18.4

Value
Beginning of period assets*	$6.8	$7.6	$6.4	$6.3
Sales	0.6	1.0	1.6	3.8
Redemptions	(0.5)	(0.9)	(1.6)	(2.0)

Net sales (redemptions)	0.1	0.1	—	1.8
Market appreciation (depreciation)	0.4	(1.7)	0.9	(2.1)

End of period assets	$7.3	$6.0	$7.3	$6.0

Money Market
Beginning of period assets	$18.3	$15.0	$17.5	$19.1
Sales	31.2	82.6	141.1	255.7
Redemptions	(33.5)	(80.1)	(142.7)	(257.4)

Net sales (redemptions)	(2.3)	2.5	(1.6)	(1.7)
Market appreciation (depreciation)	—	0.4	0.1	0.5

End of period assets	$16.0	$17.9	$16.0	$17.9

Complex-Wide**
Beginning of period assets	$149.8	$161.8	$138.4	$192.5
Acquisitions	—	—	—	6.0
Sales	40.0	94.3	171.4	294.4
Redemptions	(47.5)	(97.0)	(179.4)	(307.8)

Net sales (redemptions)	(7.5)	(2.7)	(8.0)	(13.4)
Market appreciation (depreciation)	4.2	(19.3)	16.1	(45.3)

End of period assets	$146.5	$139.8	$146.5	$139.8

*	Certain balances have been reclassified between investment disciplines due to changes in Lipper and other internal classifications.

**	Includes Nelson assets under management.